Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-267680, 333-265827, 333-265115, and 333-261021) on Form S-1, (Nos. 333-271775, 333-274000, and 333-276025) on Form S-3, and (Nos. 333-265829, 333-257928, 333-254761, 333-234596, 333-222082, 333-274001, and 333-281575) on Form S-8 of our reports dated February 27, 2025, with respect to the consolidated financial statements of NextDecade Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas February 27, 2025